UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51133	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Option Grants for the Registrant’s Newly Appointed Directors

On May 11, 2006, the Registrant’s Board of Directors, upon recommendation of the Registrant’s Compensation Committee, approved stock option grants for Arlene M. Morris and Alan W. Dunton, M.D. , the Registrant’s two newly appointed members of the Board of Directors. Ms. Morris and Dr. Dunton each received an option under the Registrant’s 2004 Stock Incentive Plan to purchase 100,000 shares of the Registrant’s common stock at an exercise price of 148 Yen. These options vest quarterly over a four-year period.

Additionally, pursuant to the terms of the 2004 Stock Incentive Plan, Ms. Morris and Dr. Dunton each received an automatic grant of option to purchase 10,000 shares of the Registrant’s common stock as a result of their appointments to the Board of Directors. These options are fully vested and immediately exercisable as of the date of grant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 11, 2006, the Board of Directors of the Registrant appointed Arlene M. Morris and Alan W. Dunton, M.D. to the Board of Directors of the Registrant.

Ms. Morris brings significant expertise in the development of strategic partnerships, marketing and operations to the Registrant. Ms. Morris has over 25 years of management experience from Johnson & Johnson, Scios Inc., Coulter Pharmaceutical, Inc., Clearview Projects and most recently as the President and Chief Executive Officer of Affymax, Inc. Prior to joining Affymax, Ms. Morris was with Clearview Projects, where she served as the President and Chief Executive Officer. Prior to Clearview Projects, Ms. Morris served as the Senior Vice President, Business Development of Coulter Pharmaceutical. Prior to that, Ms. Morris served as the Vice President of Business Development at Scios Inc. From 1977 through 1993, Ms. Morris held various management and executive positions at Johnson & Johnson in sales, marketing, new product development and business development, holding the position of Vice President of Business Development for McNeil Pharmaceutical from 1988 to 1993. Ms. Morris received her B.A. degree in Biology and Chemistry from Carlow College and studied marketing at Western New England College.

Dr. Dunton brings to the Registrant a broad range of expertise developed by more than 20 years of experience as a pharmaceutical/biotechnology company executive and in prescription drug development and clinical research. His 20 years of experience have been marked by the development and approval of the prescription drugs Levaquin®, TOPAMAX®, Reminyl®, Regranex®, Risperdal® as well as the successful over the counter product, Aleve®. Dr. Dunton is a recipient of the prestigious Nellie Westerman Prize from the American Federation of Clinical Research for his work in ethics. Currently, Dr. Dunton also serves as the Chairman of the Board of Directors of ActivBiotics, Inc. Prior to ActivBiotics, Dr. Dunton served as the President and Chief Executive Officer of Metaphore Pharmaceuticals, Inc. Prior to that, Dr. Dunton was the President and Managing Director of the Janssen Research Foundation, a Johnson & Johnson company. Dr. Dunton has also served as a member of the Board of Directors of Vicuron

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Pharmaceuticals. His experience also includes positions with The R.W. Johnson Pharmaceutical Research Institute, Roche, CIBA-GEIGY (now Novartis), and Syntex (now Roche). Dr. Dunton received his Medical Degree from New York University School of Medicine in 1980 and completed his post-graduate training in Internal Medicine at the New York University Medical Center/Bellevue Hospital VA Medical Center, and a fellowship in Clinical Pharmacology at Cornell University/Medical College/New York Hospital.

Attached as Exhibit 99.1 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on May 11, 2006.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Press Release issued May 11, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2006.

MEDICINOVA, INC.

By:	/s/ Shintaro Asako
Shintaro Asako
Vice President, Accounting and Administration

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued May 11, 2006.

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